                            SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
             the Securities Exchange Act of 1934 (Amendment No.   )


    Check the appropriate box:
    / /  Preliminary Information Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
    /X/  Definitive Information Statement

                         COMMERCIAL LABOR MANAGEMENT, INC.
--------------------------------------------------------------------------------
                 (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
     (5) Total fee paid:

         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------
     (3) Filing Party:

         -----------------------------------------------------------------------
     (4) Date Filed:

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

                          COMMERCIAL LABOR MANAGEMENT, INC.
                         137 N. LARCHMONT AVENUE, SUITE 507
                            LOS ANGELES, CALIFORNIA 90004



                           NOTICE OF ACTION TO BE TAKEN BY
                                   THE SHAREHOLDERS

                                    JUNE 29, 1999



To The Shareholders of Commercial Labor Management, Inc.

    Edward L. Torres and Mark J. Richardson (collectively, the "Majority Shareholders"), are the holders of a total of 4,320,400 shares or approximately 94.2% of the issued and outstanding stock of Commercial Labor Management, Inc., a Nevada corporation (the "Company"). The Majority Shareholders intend to adopt the following resolutions by written consent in lieu of a meeting pursuant to Section 242(a)(1) of the General Corporation Law of the State of Nevada.

    1. The name of the Company shall be changed to Zeros & Ones, Inc., and a Certificate of Amendment to the Company's Articles of Incorporation, as amended, will be filed with the Nevada Secretary of State to reflect the change of the Company's name to Zeros & Ones, Inc.

    The Company will file the Certificate of Amendment to its Articles of Incorporation reflecting the change of its name 20 calendar days after the mailing of this Information Statement, provided that the Company closes its Plan of Reorganization and Exchange Agreement with Zeros & Ones, Inc. and its shareholders.


                                                     Edward L. Torres, Secretary



                     ---------------------------------------

WE ARE NOT ASKING YOU FOR A CONSENT OR A PROXY AND YOU ARE REQUESTED
                              NOT TO SEND US A PROXY.
                     ---------------------------------------

                          COMMERCIAL LABOR MANAGEMENT, INC.
                         137 N. LARCHMONT AVENUE, SUITE 507
                            LOS ANGELES, CALIFORNIA 90004

                                    JUNE 29, 1999


                                 SHAREHOLDERS ACTION



    The Majority Shareholders will submit their consents to the shareholder resolutions described in this Information Statement on or after June 29, 1999, to be effective as of June 29, 1999. As of June 29, 1999, the Majority Shareholders held of record 4,320,400 shares of the Company's common stock, par value $.001 per share, or approximately 94.2% of the issued and outstanding common stock of the Company. The remaining outstanding shares of common stock are held by several hundred other shareholders.



    The Majority Shareholders consist of Edward L. Torres, the President, Chief Financial Officer, Secretary and Chairman of the Board of Directors of the Company, and Mark J. Richardson, corporate counsel to the Company, who has provided consulting services to the Company. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS."



    Holders of the common stock of record as of June 18, 1999 are entitled to submit their consent to the shareholder resolution described in this Information Statement, although no shareholder consents other than that of the Majority Shareholders are required to be submitted in order for the resolution to be adopted. The Company is not soliciting consents or proxies and shareholders have no obligation to submit either of them. Whether or not shareholders submit consents should not affect their rights as shareholders or the prospects of the proposed shareholder resolution being adopted. The Majority Shareholders will consent to the shareholder resolution described in this Information Statement. Other shareholders who desire to submit their consents must do so by July 15, 1999, and once submitted will not be revocable. The affirmative vote of the holders of a majority of the outstanding common stock of the Company is required to adopt the resolutions described in this Information Statement. Nevada law does not require that the proposed transaction be approved by a majority of the disinterested shareholders. A total of 4,587,941 shares of common stock will be entitled to vote on the Company's proposed transactions described in this Information Statement.

                           THE COMPANY AND THE TRANSACTION


    The Company has its executive offices at 137 North Larchmont Avenue, Suite 507, Los Angeles, California 90004, and its telephone number is (323) 933-0565. As described in the accompanying NOTICE OF ACTION TO BE TAKEN BY THE SHAREHOLDERS, the Company proposes to amend its Articles of Incorporation to change its name to Zeros & Ones, Inc. The Board of Directors of the Company voted unanimously to approve the amendment to the Company's Articles of Incorporation to effect the change of the Company's name to Zeros & Ones, Inc. The Board of Directors believe that the proposed amendment to the Articles of Incorporation is fair to all shareholders. The change of the Company's name is being made in preparation for the anticipated closing of the Plan of Reorganization and Exchange Agreement, dated April 30, 1999, by and between the Company, the Majority Shareholders, Zeros & Ones, Inc., a Delaware Corporation, and the shareholders of Zeros & Ones, Inc., along with Quantum Arts, Inc., a California Corporation, Wood Ranch Technology Group, Inc., a California Corporation, Kidvision, Inc., a California Corporation, Polyganol Research Corporation, a California Corporation, and EKO Corporation, a California Corporation, the wholly owned subsidiaries of Zeros & Ones, Inc.

    The proposed amendment to the Company's Articles of Incorporation will not result in the realization of taxable income or loss to the Company or to its shareholders. The Company has no dividends in arrears and is not in default on any of its securities. The transaction will not affect the amount of assets or liabilities of the Company, nor will it affect the Company's statement of operations. Accordingly, the transaction will not effect the revenues, expenses, absence of dividends or operating costs of the Company, other than the expenses incurred by the Company in connection with this Information Statement, which are estimated to be approximately $7,500. The book value per share and earnings or loss per share of the Company will not be affected. The Company and the Majority Shareholders need not comply with any federal or state regulatory requirements in connection with consummating the proposed transaction, other than recording the Amendment to the Articles of Incorporation with the Nevada Secretary of State.

    Additional information regarding the Company, its business, its stock, and its financial condition are included in the Company's Form 10-K annual reports and its Form 10-Q quarterly reports. Copies of the Company's Form 10-K for its fiscal year ending December 31, 1998 and its quarterly report on the Form 10-Q for the quarter ending March 31, 1999 are included with this Information Statement, and the information in said reports is incorporated by reference into this Information Statement.

    On April 30, 1999, the Company and the Majority Shareholders entered into a Plan of Reorganization and Exchange Agreement with Zeros & Ones, Inc. and the shareholders of Zeros & Ones, Inc., pursuant to which the Company has agreed to acquire 100% of the total issued and outstanding stock of Zeros & Ones, Inc. in consideration for cash and 6,000,000 shares of newly issued common stock of the Company. In connection with the proposed transaction, the Majority Shareholders have agreed to tender a total of 3,800,000 shares of the Company's common stock owned by them to the Company for redemption and cancellation. There is no assurance as to if or when the Plan of Reorganization and Exchange Agreement will close. If it does not close, the Company will not record the Amendment to the Articles of Incorporation changing its name to Zeros & Ones, Inc. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

                                      MANAGEMENT


    The following table lists the name and age of the sole executive officer and director of the Company. The director was elected on July 30, 1995 and will continue to serve until the next annual shareholders meeting or until his successor is elected and qualified. All officers serve at the discretion of the Board of Directors.

         Name                     Age                  Position
    -----------------------------------------------------------------------
    -----------------------------------------------------------------------
    Edward L. Torres              41             President, Chief Financial
                                                 Officer, Secretary and
                                                 Chairman of the Board of
                                                 Directors
    -----------------------------------------------------------------------

    Edward L. Torres has been the President, Chief Financial Officer and Chairman of the Board of Directors of the Company since July 30, 1995, and was the President of the Company from March 21, 1995 until June 1, 1995. Mr. Torres was also the President and principal shareholder of Commercial Labor Management, Ltd. from its inception in 1992 until July 30, 1995, when it ceased to conduct business. Commercial Labor Management, Ltd. was engaged in the business of leasing employees to a variety of businesses, primarily in California. Since the cessation of business by Commercial Labor Management, Ltd., Mr. Torres has been an independent marketing consultant for other employee leasing companies. Mr. Torres has a Bachelors in Business Administration from South Bay University.

    Under Nevada Corporation Law and the Company's Articles of Incorporation, the Company's directors will have no personal liability to the Company or its stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care." This provision does not apply to the directors' (i) breach of their duty of loyalty, (ii) acts or omissions not in good faith or involving intentional violations of law, (iii) illegal payment of dividends, stock repurchases, or stock redemptions, and (iv) approval of any transaction from which a director derives an improper personal benefit. Directors may be responsible to the Company's shareholders for damages suffered by the Company or its shareholders as a result of a breach of their fiduciary duty.

    Insofar as an indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted for directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission each indemnification is against public policy as expressed in the Act and is therefore unenforceable.


                           EXECUTIVE OFFICERS' COMPENSATION


    The following table sets forth cash compensation paid for services rendered to the Company by the Company's executive officers during its last fiscal year ended December 31, 1998. During the last fiscal year no executive officer received cash compensation from the Company that exceeded $100,000. No cash bonuses were paid by the Company nor was any such compensation deferred during the last fiscal year.

Name                  Position                             Cash Compensation
----                  --------                             -----------------
Edward Torres(1)      Chairman of the Board of                     $0
                      Directors, President, Chief
                      Financial Officer, and Secretary

All executive officers                                             $0
as a group (1 person).

-------------------------------------------------
(1) In October 1998, Mr. Torres was issued 2,100,000 shares of the Company's common stock to hold for potential redemption pending a business combination by the Company with another private company which had not been identified at that time. The shares were issued after the failure of the Company's plan of reorganization and exchange agreement with CNG Communications, Inc. to close in September 1998, as more fully described in the Company's Report on Form 8-K filed with the Securities and Exchange Commission on October 27, 1998.. See "SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS."

                     SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS



    The following table sets forth as of June 29, 1999 the security ownership of each director and officer of the Company, and the directors and officers of the Company as a group. In this regard, only common stock is currently issued and outstanding and the Company is not aware of any outstanding stock options, warrants, preferred stock, or other securities or convertible securities.



NAME AND ADDRESS OF                NUMBER OF SHARES
BENEFICIAL OWNER(1)                BENEFICIALLY OWNED    PERCENTAGE OF OWNERSHIP(2)
-------------------                -------------------   --------------------------
Edward L. Torres                       2,100,000(2)                 45.8%
137 N. Larchmont Avenue
Suite 507
Los Angeles, California 90004

All officers and directors as
a group (one person)                   2,100,000                    45.8%

----------------------------------------
(1) See "MANAGEMENT" for a description of the position with the Company held by the person listed in this table.

(2) The Company presently has a total of 4,587,941 shares of common stock issued and outstanding.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth the names and addresses of all persons known by the Company to beneficially own 5% or more of the issued and outstanding common stock of the Company, as well as the name, address and number of shares owned by each Majority Shareholder.



                                                                                 % OF OUTSTANDING
                                                                                 SHARES BENEFICIALLY
NAME & ADDRESS OF SHAREHOLDER          NUMBER OF SHARES BENEFICIALLY OWNED       OWNED(3)
-----------------------------          -----------------------------------       -------------------
Edward L. Torres(1)
137 N. Larchmont Avenue
Suite 507
Los Angeles, California 90004                 2,100,000(1)                          45.8%

Mark J. Richardson
1299 Ocean Avenue, Suite 900
Santa Monica, California 90401                2,220,400(2)                          48.4%



(1) Mr. Torres is the President, Chief Financial Officer, Secretary and Chairman of the Board of Directors of the Company. These shares were issued to Mr. Torres to hold for potential redemption if the Company enters into and closes a business combination with another company in the future. See "MANAGEMENT" and "SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS."

(2) These shares were issued in consideration and as a replacement for shares redeemed from Mr. Richardson in September 1998 in preparation for the closing of the Company's plan of reorganization and exchange agreement with CNG Communications, Inc., which did not occur because, management believes, CNG Communications, Inc. and its shareholder breached the agreement. The Company was prepared to close that business combination, as described in the Company's Report on Form 8-K filed with the Securities and Exchange Commission on October 27, 1999.

(3) The Company currently has a total of 4,587,941 shares of common stock issued and outstanding.

                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


    On July 15, 1998, the Company filed a final Information Statement on
Schedule 14C with the Securities and Exchange Commission, which it mailed to all shareholders on or about July 17, 1998. On July 31, 1998, the Company amended its Articles of Incorporation to effect a one for five reverse split of its issued and outstanding common stock.

    In October 1998, the Company issued 2,100,000 shares of its common stock to each of Edward L. Torres, the sole director and executive officer of the Company, and to Mark J. Richardson, in consideration and as a replacement for shares of the Company's common stock redeemed from them in September 1998 in preparation for the planned closing of the plan of reorganization and exchange agreement between the Company, CNG Communications, Inc., and the sole shareholder of CNG Communications, Inc. The plan of reorganization and exchange agreement with CNG Communications, Inc. did not close. In early 1999, the Company and the Majority Shareholders filed a lawsuit against CNG Communications, Inc. and Paul Bishop, the sole shareholder of CNG Communications, Inc., for breach of contract, fraud, and related claims. In the case, the defendants have filed a motion to dismiss the Company's complaint on jurisdictional and other grounds. The defendants' motion to dismiss is currently being reviewed by the California Superior Court in Los Angeles, California, where the Company and the Majority Shareholders filed it. The Company and the Majority Shareholders intend to vigorously pursue the case against CNG Communications, Inc. and Paul Bishop. There is no assurance as to the outcome of the lawsuit.

    On April 30, 1999, the Company and the Majority Shareholders entered into a Plan of Reorganization and Exchange Agreement (the "ZOI Reorganization Agreement") with Zeros & Ones, Inc., a Delaware Corporation, and its shareholders, as more fully described in the Company's Report on Form 8-K filed with the Securities and Exchange Commission on or about May 7, 1999. Pursuant to the ZOI Reorganization Agreement, which is scheduled to close on or before June 30, 1999, the Company has agreed to acquire 100% of the total issued and outstanding common stock of Zeros & Ones, Inc. in consideration for (a) the issuance of 6,000,000 new shares of the Company's common stock to the shareholders of Zeros & Ones, Inc., and (b) $207,500 in cash, from which the Company will first pay all of its accounts payable, and the balance, if any, may be allocated by the Company prior to the closing as determined by the Company in its sole discretion. To the extent that there are funds remaining in the Company after the payment of all of its accounts payable prior to the closing of the ZOI Reorganization Agreement, then the Company may utilize such excess funds to pay compensation to its executive officer and consultants, including but not limited to Edward L. Torres and Mark J. Richardson. Upon the closing of the ZOI Reorganization Agreement, Edward L. Torres and Mark J. Richardson have promised to tender to the Company for redemption and cancellation a total of 3,800,000 shares of the Company's common stock owned by them. In preparation for the closing, the Company has reserved the new trading symbol "Z0Z0" and a new CUSIP number. There is no assurance as to if or when the ZOI Reorganization Agreement will close.

                                 INDEPENDENT AUDITORS


    The Board of Directors appointed Armando Ibarra, independent certified public accountant, as auditor of the Company's financial statements for the fiscal year ending December 31, 1998.


                   SHAREHOLDER PROPOSALS AND NOMINATING PROCEDURES


    Any proposal that a shareholder intends to present at the Company's 1999 Annual Meeting (scheduled for December 12, 1999) must be received at the Company's principal executive office not later than July 28, 1999. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission. Shareholder proposals should be addressed to the Secretary of the Company.

    Nominations for directors to be elected at the 1999 Annual Meeting, other than those made by the Board of Directors, must be submitted to the Secretary of the Company no later than July 28, 1999. The nomination should include the full name of the nominee and a description of the nominee's background in compliance with Regulation S-K of the reporting rules of the Securities and Exchange Commission.


                                    OTHER MATTERS


    The Board of Directors of the Company is not aware that any matter other than those described in this Information Statement is to be presented for the consent of the shareholders.

    UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO EDWARD L. TORRES, SECRETARY OF THE COMPANY, AT COMMERCIAL LABOR MANAGEMENT, INC., 137 NORTH LARCHMONT AVENUE, SUITE 507, LOS ANGELES, CALIFORNIA 90004, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE PROVIDED WITHOUT CHARGE.